                          MASTER Lease Agreement

                                 dated as of
                               October 18, 1996

                                   between

                       Enserch Exploration Holdings, Inc.,
                               as Head Lessor

                                    and

                    The Cit Group/COMMERCIAL SERVICES, Inc.,
                               as Head Lessee

                             Mississippi Canyon
                                  Block 441
                             Production System

                              TABLE OF CONTENTS

                                                                         Page
SECTION 1.     DEFINITION                                                  1

SECTION 2.     LEASE OF UNDIVIDED INTEREST                                 2

Section 2.1    Undivided Interest                                          2

Section 2.2    Personal Property                                           2

SECTION 3.     TERM AND RENT                                               2

Section 3.1    Basic Term                                                  2

Section 3.2    Renewal Term                                                3

Section 3.3    Head Lease Rent                                             3

Section 3.4    Nonterminability                                            3

SECTION 4.     DISCLAIMER OF WARRANTIES                                    4

SECTION 5.     RIGHT OF QUIET ENJOYMENT                                    4

SECTION 6.     RETURN OF UNDIVIDED INTEREST                                5

SECTION 7.     LIENS                                                       5

SECTION 8.     OPERATION AND MAINTENANCE; REPLACEMENT COMPONENTS           5

Section 8.1    Operation and Maintenance                                   5

Section 8.2    Replacement Components                                      5

SECTION 9.     MODIFICATIONS                                               6

SECTION 10.    EARLY TERMINATION OF HEAD LEASE TERM                        6

Section 10.1   Early Termination During the Sublease Term                  6

Section 10.2   Early Termination; Purchase Option                          6

SECTION 11.    INSPECTION                                                  7

SECTION 12.    REPRESENTATIONS AND WARRANTIES OF THE HEAD LESSOR           7

Section 12.1     Due Organization                                          7

Section 12.2     Authorization                                             7

Section 12.3     Execution; Enforceability                                 7

Section 12.4      No Violation                                             8

Section 12.5      Consents and Approvals                                   8

Section 12.6      Litigation                                               8

Section 12.7      Investment Company Act                                   9

Section 12.8      Holding Company                                          9

SECTION 13.       REPRESENTATIONS AND WARRANTIES OF THE HEAD LESSEE        9

Section 13.1      Due Organization                                         9

Section 13.2      Authorization; Execution; Enforceability                 9

Section 13.3      No Violation                                            10

Section 13.4      Investment Company Act                                  11

Section 13.5      Litigation                                              11

Section 13.5      ERISA                                                   11

SECTION 14.       MISCELLANEOUS                                           11

Section 14.1      Amendments and Waivers                                  11

Section14.2       Notices                                                 11

Section 14.3      Survival                                                12

Section 14.4      Successors and Assigns                                  12

Section 14.6      Governing Law                                           12

Section 14.7      Severability                                            13

Section 14.8      Counterparts                                            13

Section 14.9      Headings and Table of Contents                          13

Section 14.10     Further Assurances                                      13

Section 14.11     Effectiveness of Head Lease                             13


Exhibit A - Description of Production System

                            MASTER LEASE AGREEMENT

          This MASTER LEASE AGREEMENT, dated as of October18, 1996 (this "Head Lease"), between ENSERCH EXPLORATION HOLDINGS, INC., a Delaware corporation, as lessor (the "Head Lessor"), and THE CIT GROUP/COMMERCIAL SERVICES, INC., a New York corporation, as lessee (the "Head Lessee").

          WHEREAS, the Head Lessor is the owner of a 37.5% undivided interest in the Production System described on Exhibit A to this Head Lease;

          WHEREAS, pursuant to the Operating Agreement, Enserch Exploration, Inc. ("Enserch") (as successor to EP Operating Limited Partnership) and Petrofina Delaware, Incorporated and Agip Petroleum Co. Inc., as owners of the balance of the undivided interest in the Production System, established their respective rights and obligations in respect of the Production System and appointed Enserch, as successor to EP Operating Limited Partnership, as the operator of the Production System;

          WHEREAS, pursuant to this Head Lease, the Head Lessor proposes to lease to the Head Lessee a 37.5% undivided interest in the Production System on terms and conditions set forth herein; and

          WHEREAS, pursuant to the Sublease, the Head Lessee will lease the Production System to Enserch Exploration, Inc., a Texas corporation, for a term which shall end prior to the expiration of the term of this Head Lease;

          NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                              SECTION 1.  DEFINITIONS.

          Capitalized terms used in this Head Lease and not otherwise defined herein shall have the respective meanings set forth in Appendix A to the Sublease Agreement dated as of October 18, 1996, between The CIT Group/Commercial Services, Inc., as Sublessor, and Enserch Exploration, Inc., as Sublessee. All references to sections, paragraphs, clauses and exhibits are to sections, paragraphs, clauses and exhibits in this Head Lease unless otherwise indicated and the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Head Lease as a whole and not to any particular section or other subdivision.

          Where any provision in this Head Lease refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

                    SECTION 2.  LEASE OF UNDIVIDED INTEREST.

          2.1. Undivided Interest. The Head Lessor hereby leases a 37.5% undivided interest in the Production System (the "Undivided Interest") to the Head Lessee, and the Head Lessee hereby leases the Undivided Interest from the Head Lessor. The Head Lessor and the Head Lessee understand and acknowledge that legal title to the Undivided Interest remains vested in the Head Lessor. This Head Lease has been entered into with the intention that the Head Lessee will be treated as owner of the Undivided Interest for federal income tax purposes.

          2.2. Personal Property. The parties hereto stipulate and agree that the Production System, the Undivided Interest and all Modifications to the Production System and every portion thereof is severed, and shall be and remain severed, to the maximum extent permitted by law, from any real estate underneath the Production System, even if physically attached thereto. To the maximum extent permitted by law, the parties agree that the Production System, the Undivided Interest and all such Modifications shall constitute personal property and shall not be or become fixtures or otherwise part of the real estate underneath the Production System or of any other real property.

                           SECTION 3.  TERM AND RENT.

          3.1. Basic Term. The term of this Head Lease shall commence on the Closing Date and shall terminate at 11:59 p.m. (New York City time) on October 10, 2040 (the "Head Lease Basic Term"), unless earlier terminated pursuant to the provisions of Section 10 hereof.

          3.2. Renewal Term. At the expiration of the Head Lease Basic Term or any Head Lease Renewal Term, the Head Lessee may renew this Head Lease for an additional term or terms of not less than 1 year each (each an "Head Lease Renewal Term" and, together with the Head Lease Basic Term, the "Head Lease Term") by giving to the Head Lessor 180 days prior written notice; provided that the Head Lessee shall be permitted to renew the term of this Head Lease for a Head Lease Renewal Term only if on the date that notice of such renewal is given and at the commencement of such Head Lease Renewal Term, no determination has been made in accordance with Article 17 of the Operating Agreement to retire or abandon the Production System.

          3.3. Head Lease Rent. The Head Lessee hereby agrees to pay the Head Lessor rent for the Head Lease Basic Term in a single installment in the amount of $16,142,000 (the "Head Lease Basic Rent"), which amount will be paid on the Closing Date. The Head Lessor acknowledges receipt of such amount in full satisfaction of the Head Lessee's obligation to pay rent during the Head Lease Basic Term. If the Head Lessee elects to renew the term of the Head Lease for a Head Lease Renewal Term or Terms, pursuant to Section 3.2 hereof, the Head Lessee agrees to pay to the Head Lessor annual nominal rent during each Head Lease Renewal Term of $100, which amount shall be due and payable in advance on each October 11 of each year during such Head Lease Renewal Term.

          3.4. Nonterminability. Subject to Section 10 hereof, this Head Lease shall not terminate, nor shall any of the rights granted and conveyed hereunder to the Head Lessee be extinguished, lost or otherwise impaired, in whole or in part, by any circumstances of any character or for any reason whatsoever, including, without limitation, the following: (a) any damage to or loss or destruction of all or any part of the Production System for any reason whatsoever and of whatever duration, (b) the condemnation, requisition (by eminent domain or otherwise), seizure or other taking of title or use of the Production System by any Governmental Authority or otherwise, (c) any prohibition, limitation or restriction on the use by any Person of all or any part of its property or the interference with such use by any Person, or any eviction by paramount title or otherwise, (d) any inadequacy, incorrectness or failure of the description of the Production System or any part thereof or any rights or property in which an interest is intended to be granted or conveyed by this Head Lease, (e) the insolvency, bankruptcy, reorganization or similar proceedings by or against the Head Lessor or the Head Lessee or any other Person, (f)failure by the Head Lessee to comply with Section 6, 7 or 8 hereof or (g)any other reason whatsoever, whether similar or dissimilar to any of the foregoing.

                        SECTION 4.  DISCLAIMER OF WARRANTIES.

         WITHOUT WAIVING ANY CLAIM THE HEAD LESSEE MAY HAVE AGAINST ANY MANUFACTURER, VENDOR OR CONTRACTOR, THE HEAD LESSEE ACKNOWLEDGES AND AGREES SOLELY FOR THE BENEFIT OF THE HEAD LESSOR THAT (a)THE PRODUCTION SYSTEM AND EACH COMPONENT THEREOF ARE OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE ACCEPTABLE TO THE HEAD LESSEE, (b)THE HEAD LESSEE IS SATISFIED THAT THE PRODUCTION SYSTEM AND EACH COMPONENT THEREOF ARE SUITABLE FOR THEIR RESPECTIVE PURPOSES, (c)THE HEAD LESSOR IS NOT A MANUFACTURER OR A DEALER IN PROPERTY OF SUCH KIND, (d) THE PRODUCTION SYSTEM AND EACH COMPONENT THEREOF ARE LEASED HEREUNDER SUBJECT TO ALL APPLICABLE LAWS NOW IN EFFECT OR HEREAFTER ADOPTED AND IN THE STATE AND CONDITION OF EVERY PART THEREOF WHEN THE SAME FIRST BECAME SUBJECT TO THIS HEAD LEASE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND BY THE HEAD LESSOR AND (e) THE HEAD LESSOR LEASES AND THE HEAD LESSEE TAKES THE UNDIVIDED INTEREST UNDER THIS HEAD LEASE "AS-IS", "WHERE-IS" AND "WITH ALL FAULTS", AND THE HEAD LESSEE ACKNOWLEDGES THAT THE HEAD LESSOR MAKES NO, NOR SHALL BE DEEMED TO HAVE MADE, AND EXPRESSLY DISCLAIMS, ANY AND ALL RIGHTS, CLAIMS, WARRANTIES OR REPRESENTATIONS, EITHER EXPRESS OR IMPLIED, AS TO THE VALUE, CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, DESIGN, OPERATION, OR MERCHANTABILITY THEREOF OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREOF OR CONFORMITY THEREOF TO SPECIFICATIONS, FREEDOM FROM PATENT, COPYRIGHT OR TRADEMARK INFRINGEMENT, THE ABSENCE OF ANY LATENT OR OTHER DEFECT, WHETHER OR NOT DISCOVERABLE, OR AS TO THE ABSENCE OF ANY OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER WITH RESPECT THERETO, except that the Head Lessor represents and warrants to the Head Lessee that the Head Lessor has good and valid title to the Undivided Interest, free and clear of all Liens other than Permitted Liens.

                    SECTION 5.  RIGHT OF QUIET ENJOYMENT.

          The Head Lessor agrees that, notwithstanding any other provision of any of the Operative Documents, so long as this Head Lease has not been terminated pursuant to the express provisions of Section 10 hereof, it shall not through its own actions or inactions interfere with or interrupt the quiet enjoyment of the use and possession by the Head Lessee of the Undivided Interest subject to the terms hereof.

                  SECTION 6.  RETURN OF UNDIVIDED INTEREST.

          Upon termination of this Head Lease pursuant to Section 10.2 or, subject to Section 10.1, on the last day of the Head Lease Term, the Head Lessee shall return the Undivided Interest by delivering constructive possession of the same to the Head Lessor as is and where is without representation or warranty other than that the Undivided Interest is free and clear of all Sublessor's Liens, without any other liability or cost to the Head Lessee. The obligations of the Head Lessee under this Section 6 shall survive termination of this Head Lease.

                              SECTION 7.  LIENS.

The Head Lessee agrees that it will not, directly or indirectly create, incur, assume or suffer to exist any Sublessor's Liens on or with respect to the Undivided Interest or the Production System, and the Head Lessee shall promptly notify the Head Lessor of the imposition of any such Lien of which the Head Lessee is aware and shall promptly, at its own expense, take such action as may be necessary to discharge any such Lien.

       SECTION 8.  OPERATION AND MAINTENANCE; REPLACEMENT COMPONENTS.

          8.1. Operation and Maintenance. The Head Lessee covenants and agrees to maintain and insure the Undivided Interest, or cause the Undivided Interest to be maintained and insured, in accordance with the Operating Agreement. The execution and delivery of the Sublease shall be deemed compliance by the Head Lessee with its covenants set forth in this Section 8.1 during the Sublease Term without any further action by the Head Lessee, whether or not the Sublessee shall comply with the corresponding obligations under the Sublease.

          8.2. Replacement Components. An undivided interest equal to the Sublessor's Share in all Replacement Components incorporated in the Production System during the Head Lease Term in accordance with the Sublease or the Operating Agreement shall automatically become subject to this Head Lease without any action by any Person whatsoever and shall be deemed to be a part of the Production System and the Undivided Interest for all purposes of this Head Lease.

                           SECTION 9.  MODIFICATIONS.

          An undivided interest equal to the Sublessor's Share in all Modifications to the Production System referred to in Section 11.5(b) of the Sublease and made during the Head Lease Term shall automatically become subject to this Head Lease without any action by any Person whatsoever and shall be deemed to be a part of the Production System and the Undivided Interest for all purposes of this Head Lease.

               SECTION 10.  EARLY TERMINATION OF HEAD LEASE TERM.

          10.1. Early Termination During the Sublease Term. The Head Lease Term in respect of the Undivided Interest or any Significant Portion shall terminate prior to the scheduled expiration date of the Head Lease Basic Term if the Sublease as it relates to the Undivided Interest or such Significant Portion is terminated pursuant to Section 7 or 12 thereof or if the Sublessee purchases the Undivided Interest pursuant to Section 6 of the Sublease. Upon satisfaction of the requirements of the relevant section of the Sublease, the Head Lease Term shall terminate without any action of any Person whatsoever and the Head Lessor and the Head Lessee agree to comply with the provisions of the applicable section of the Sublease in connection with such termination.

          10.2. Early Termination; Purchase Option. At any time following the expiration or termination of the Sublease Term, the Head Lessee shall have the right to terminate the Head Lease and return the Undivided Interest to the Head Lessor by delivering constructive possession thereof to the Head Lessor in accordance with Section 6. At any time after the Closing Date, the Head Lessee shall have the right to purchase from the Head Lessor all of its right, title and interest in and to the Production System for $1.00. If the Head Lessee shall exercise its option to purchase such interest pursuant to this
Section 10.2, on the purchase date the Head Lessor shall transfer to the Head Lessee all of the Head Lessor's right, title and interest in and to the Production System, as is and where is and without any representation or warranty, upon payment to the Head Lessor of the purchase price therefor, and the Head Lessor shall, at the Head Lessee's expense, execute and deliver to the Head Lessee a bill of sale or assignment and such other instruments and documents as the Head Lessee may reasonably request to evidence the valid consummation of such transfer.

                              SECTION 11.  INSPECTION.

          During the Sublease Term, the rights of the Head Lessee to inspect the Production System shall be governed by Section 11.2 of the Sublease.

     SECTION 12.  REPRESENTATIONS AND WARRANTIES OF THE HEAD LESSOR

         The Head Lessor represents and warrants to the Head Lessee that on the Closing Date:

          12.1. Due Organization. The Head Lessor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as presently conducted and as it is contemplated it will be conducted in connection with the Undivided Interest, to own or hold under lease its properties, and to enter into and perform its obligations under this Head Lease.

          12.2. Authorization. The execution, delivery and performance by the Head Lessor of this Head Lease and of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Head Lessor and do not and will not require the consent or approval of any shareholder of the Head Lessor or any trustee or holder of any indebtedness or other obligation of the Head Lessor.

          12.3. Execution; Enforceability. This Head Lease has been duly executed and delivered by the Head Lessor and, assuming the due authorization, execution and delivery hereof by the Head Lessee, is a legal, valid and binding obligation of the Head Lessor, enforceable against the Head Lessor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting creditors' or lessors' rights generally and by the application of general equitable principles which may limit the availability of certain remedies.

          12.4. No Violation. The execution and delivery by the Head Lessor of this Head Lease do not and will not, and the performance by the Head Lessor of its obligations hereunder do not and will not, (i)violate or be inconsistent with its charter documents or by-laws, (ii)contravene any material Governmental Rule or Governmental Action applicable to it; provided that no representation or warranty is made with respect to ERISA,
(iii) contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other agreement or instrument to which the Head Lessor is a party or by which it or any of its properties are bound, and
(iv) result in, or require the creation or imposition of, any Lien (other than Permitted Liens) upon any of its properties or assets.

          12.5. Consents and Approvals. All Governmental Actions which are required to have been taken, given, obtained, filed or recorded, as the case may be, on or prior to the Closing Date by, from or with any Governmental Authority and all other consents, filings or approvals which are required to have been taken, given, obtained, filed or recorded, as the case may be, on or prior to the Closing Date by, from or with any other Person, in each case, in connection with the transactions contemplated by this Head Lease, or to authorize the execution, delivery and performance by the Head Lessor of this Head Lease, or the legality, validity, binding effect or enforceability thereof as against the Head Lessor, have been duly taken, given, obtained, filed or recorded, as the case may be, except where the failure to have obtained such Governmental Actions, consents, filings and approvals by the Closing Date would not materially adversely affect the Undivided Interest or the ability of the Head Lessor to perform its obligations under this Head Lease.

          12.6. Litigation. There is no action, suit, investigation or proceeding pending or, to the Actual Knowledge of the Head Lessor, threatened against the Head Lessor or affecting its properties or rights before any Governmental Authority that questions the validity of this Head Lease which, individually or in the aggregate, is reasonably likely materially and adversely to affect (x) the consummation of the transactions under this Head Lease or (y) the business, operations or properties of the Head Lessor, or its ability to perform its obligations under this Head Lease.

          12.7. Investment Company Act. The Head Lessor is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          12.8. Holding Company. The Head Lessor is not subject to regulation as a "holding company," an "affiliate" of a "holding company," or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         NOTWITHSTANDING ANYTHING CONTAINED HEREIN ON IN ANY OTHER OPERATIVE DOCUMENT, THE HEAD LESSOR DOES NOT MAKE NOR SHALL THE HEAD LESSOR BE DEEMED TO HAVE MADE, AND THE HEAD LESSOR HEREBY DISCLAIMS, ANY REPRESENTATION OR WARRANTY OTHER THAN THOSE REFERRED TO IN THIS SECTION, IN ANY OFFICER'S CERTIFICATE OF THE HEAD LESSOR OR EXPRESSLY MADE IN ANY OTHER OPERATIVE DOCUMENT, EITHER EXPRESS OR IMPLIED, AS TO THE DESIGN OR CONDITION OF THE PRODUCTION SYSTEM OR ANY PART THEREOF, THE MERCHANTABILITY THEREOF OR THE FITNESS THEREOF FOR ANY PARTICULAR PURPOSE, THE ABILITY OF THE PRODUCTION SYSTEM TO PERFORM ANY FUNCTION, THE QUALITY OF THE MATERIALS OR WORKMANSHIP THEREOF OR CONFORMITY THEREOF TO SPECIFICATIONS, OR THE PRESENCE OR ABSENCE OF ANY LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE; PROVIDED THAT THE FOREGOING SHALL NOT EXCUSE THE PERFORMANCE BY THE HEAD LESSOR OF ITS OBLIGATIONS UNDER THIS HEAD LEASE.

    SECTION 13.  REPRESENTATIONS AND WARRANTIES OF THE HEAD LESSEE

The Head Lessee represents and warrants to the Head Lessor that on the Closing
Date:

          13.1. Due Organization. The Head Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the corporate power and authority to enter into and perform its obligations under this Head Lease.

          13.2. Authorization; Execution; Enforceability. The execution, delivery and performance by the Head Lessee of this Head Lease and of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Head Lessee and do not and will not require the consent or approval of any shareholder of the Head Lessee. This Head Lease has been duly authorized, executed and delivered by the Head Lessee and, assuming the due authorization, execution and delivery hereof by the Head Lessor, is a legal, valid and binding obligation of the Head Lessee, enforceable against the Head Lessee in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting creditors' and lessors' rights generally and by the application of general equitable principles which may limit the availability of certain remedies.

          13.3. No Violation. The execution and delivery by the Head Lessee of this Head Lease do not and will not, and the performance by the Head Lessee of its obligations hereunder do not and will not, (i) violate or be inconsistent with or in violation of its charter documents or by-laws,
(ii)contravene any provision of any Governmental Rule or Governmental Action applicable to it or require any Governmental Action, provided that no representation or warranty is made with respect to ERISA (except as set forth in Section 13.6 below), and (iii) contravene any provision of, or constitute any default or require any consent under, any provision of any indenture, mortgage, contract or other instrument to which the Head Lessee is a party or by which it or any of its property is bound.

          13.4. Investment Company Act. The Head Lessee is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          13.5. Litigation. There is no action, suit, investigation or proceeding pending or, to the Actual Knowledge of the Head Lessee, threatened against the Head Lessee or its properties before any Governmental Authority which, individually or in the aggregate, is reasonably likely materially and adversely to affect the ability of the Head Lessee to perform its obligations under this Head Lease.

          13.6. ERISA. No part of the funds to be used by the Head Lessee to acquire the interests in the Undivided Interest constitutes assets (within the meaning of ERISA and any rules and regulations thereunder) of an employee benefit plan subject to Title I of ERISA or of an individual retirement account or an employee benefit plan subject to Section 4975 of the Code, or any trust established under any such plan or account or of a "governmental plan," as defined in Section 3(32) of ERISA or in Section 414(d) of the Code, organized in a jurisdiction having prohibitions on transactions with such governmental plan substantially similar to those contained in Section 406 of ERISA or Section 4975 of the Code.

                        SECTION 14.  MISCELLANEOUS.

          14.1. Amendments and Waivers. No term, covenant, agreement or condition of this Head Lease may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party hereto.

          14.2. Notices. Unless otherwise expressly specified or permitted by the terms of this Head Lease, all communications and notices provided for herein to a party hereto shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses (a) or (b) above, in each case addressed to such party at its address set forth below or at such other address as such party may from time to time designate by written notice to the other party hereto:

         If to the Head Lessor:

                       Enserch Exploration Holdings, Inc.
                       c/o Enserch Exploration, Inc.
                       4849 Greenville Avenue
                       Suite 1200
                       Dallas, Texas  75201

                       Facsimile No.:  (214) 987-6673
                       Telephone No.:  (214) 573-3601
                       Attention:  Joseph T. Leary


          If to the Head Lessee:

                   The CIT Group/Commercial Services, Inc.
                   1211 Avenue of the Americas
                   New York, New York  10036

                   Facsimile No.:  (212) 536-1388
                   Telephone No.:  (212) 536-9490
                   Attention:  Leo Sheer

          14.3. Survival. All warranties, representations, indemnities and covenants made by either party hereto, herein or in any certificate or other instrument delivered by either such party or on the behalf of either such party under this Head Lease, shall be considered to have been relied upon by the other party hereto and shall survive the consummation of the transactions contemplated hereby on the Closing Date regardless of any investigation made by either party or on behalf of either party.

          14.4. Successors and Assigns. (a) This Head Lease shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof.

          (b) Except as expressly provided herein or in any other Operative Document, the Head Lessor may not assign its interests herein without the consent of the Head Lessee. Except as expressly provided in the Operative Documents or in connection with the enforcement of remedies thereunder, the Head Lessee may not assign its interests herein during the Sublease Term without the consent of the Head Lessor.

          (c) Immediately following the closing, the Head Lessor will assign its interest in this Head Lease to Enserch. The Head Lessee hereby consents to such assignment, and the parties hereto agree that upon effectiveness of such assignment Enserch shall be treated as the Head Lessor for all purposes hereof. Upon effectiveness of such assignment, the Head Lessor shall be released and discharged from any and all claims, demands, obligations and liabilities existing, found to have existed or which may arise in the future under or in connection with this Head Lease.

          14.5. Business Day. Notwithstanding anything herein to the contrary, if the date on which any payment is to be made pursuant to this Head Lease is not a Business Day, the payment otherwise payable on such date shall be payable on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.

          14.6. Governing Law. This Head Lease shall be governed by, and construed in accordance with, the laws of the State of New York, other than conflict of laws principles that would apply the laws of another jurisdiction and except to the extent that the laws of any other jurisdiction may be manditorily applicable.

          14.7. Severability. Whenever possible, each provision of this Head Lease shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Head Lease shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Head Lease.

          14.8. Counterparts. This Head Lease may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

          14.9. Headings and Table of Contents. The headings of the sections of this Head Lease and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

          14.10. Further Assurances. Each party hereto will promptly and duly execute and deliver such further documents to make such further assurances for and take such further action reasonably requested by the other party hereto, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Head Lease.

         14.11. Effectiveness of Head Lease. This Head Lease has been dated as of the date first above written for convenience only. This Head Lease shall be effective on the date of execution and delivery by each of the Head Lessor and the Head Lessee.

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          IN WITNESS WHEREOF, the Head Lessor and the Head Lessee have caused this Head Lease to be duly executed and delivered by their respective officers hereunto duly authorized.

                                ENSERCH EXPLORATION HOLDINGS, INC.,
                                as Head Lessor


                                By:/s/ A. E. Gallatin
                                   Title: Vice President and Treasurer
                                   Date: As of October 18, 1996

                                THE CIT GROUP/COMMERCIAL SERVICES, INC., as Head Lessee


                                By:/s/ Jan B. Stein
                                   Title: Vice President
                                   Date: As of October 18, 1996


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                                  EXHIBIT A

                       Description of Production System

                                 A. Platform

                              Fire Water System

                           Engine Generator Systems

                               Production Skid

                           Wellstream Heating System

                            Compressed Air Systems

                           Pig Launchers/Receivers

                             Production Manifold

                           Water Treatment System

                                Vent System

                          Platform Control System

                       Fire and Gas Protection System

                         Chemical Injection Systems

                           Sewage Treater System

                           Methanol Storage Tank

                  Control Building/Switchgear (Electrical

                      Distribution and Instrumentation)

                                  Jacket

                        Boat Landing/Barge Bumpers

                                  Pilings

                             Deck/Deck Systems

                       Condensate Meter and Sampler

                             Safety Equipment

                                 Crane

                           Pigging Gas Compressor

                        Condensate Surge Tank and Pumps

                         Control and Quarters Building

                          Interconnect Piping Systems

                               B. Templates

                            "A" Drilling Template

                            "B" Drilling Template

                           "A" Production Template

                           "B" Production Template

                       Subsea Xmas Tree Assembly "A-1"

                       Subsea Xmas Tree Assembly "A4"

                       Subsea Xmas Tree Assembly "A-9"

                       Subsea Xmas Tree Assembly "B-6"

                       Subsea Xmas Tree Assembly "B-7"

                       Subsea Xmas Tree Assembly "B-8"

                             Well Control System

                              C.Flowline Bundles

                    Flowline/Control Umbilical Bundle "A-1"

                    Flowline/Control Umbilical Bundle "A-4"

                    Flowline/Control Umbilical Bundle "A-9"

                   Flowline/Control Umbilical Bundle "B-6"

                   Flowline/Control Umbilical Bundle "B-7"

                   Flowline/Control Umbilical Bundle "B-8"

                             "A" Connector Sleds

                             "B" Connector Sleds

                              "A" Flowline Riser

                              "B" Flowline Riser